SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 5

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Scription Work Solutions Inc.

(Formerly known as: Transtech Solutions Inc.)

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7374 (Primary Standard Industrial Classification Code Number)	41-2281519 (I.R.S. Employer Identification Number)

843 N Rainbow Blvd, Unit 1175

Las Vegas, NV 89107

1 (866) 998-6920

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone:  (206) 274-4598 Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.01 par value per share	20,000,000	$0.01	$200,000	$25.76

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated _______, 2013

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Scirption Work Solutions Inc.

(F/K/A: TRANSTECH SOLUTIONS, INC.)

843 N Rainbow Blvd, Unit 1175

Las Vegas, NV 89107

20,000,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 8 to 14 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders, who are underwriters, will sell our shares at a fixed price of $0.01 per share for the duration of the offering.  We will not receive any proceeds from the offering. We intend to apply for quotation on the OTCBB, but there is no guarantee that we will be accepted for quotation or will engage a market maker to file an application on our behalf.  There is no assurance of when, if ever, our stock will be listed on an exchange.   The absence of a public market for our common stock makes our shares highly illiquid.  It will be difficult to sell the common stock of our company.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

We are not a blank check company and have no plans or intention to engage in a business combination with another entity. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations. We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Date of this prospectus is _______, 2013.

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Explanatory Note

This Amendment No.4 on Form S-1/A (this “Amendment”) amends the Registration Statement on Form S-1 for the quarter ended June 30, 2013 which the Registrant previously filed with the Securities and Exchange Commission on October 7, 2013 (the “Original Filing”). The Registrant is filing this Amendment to include the Auditor Consent file which failed to properly upload to EDGAR with the main document files on the EDGARized version of the Original Filing.

Except as set forth above, the Original Filing has not been amended, updated or otherwise modified. Other events occurring after the filing of the Form S-1/A or other disclosures necessary to reflect subsequent events have been addressed in our reports filed with the Securities and Exchange Commission subsequent to the filing of this Form S-1.

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PROSPECTUS SUMMARY

Prospective investors are urged to read this prospectus in its entirety.

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.  The terms "Scription Work Solutions Inc” f/k/a “Transtech Solutions Inc" "we," "us" and "our" as used in this prospectus refer to Scription Work Solutions Inc.

Company Overview

Scription Work Solutions Inc, f/k/a Transtech Solutions, Inc. (the “Company”) was incorporated in the State of Nevada on July 12, 2011. We are a development stage company that plans to engage in the sale of medical transcription services. We intend to purchase a web-based platform that will give us the ability to reach potential customers. ChristopherWeinhaupl, who is currently our sole officer and director, founded our Company. Our headquarters are located at 843 N Rainbow Blvd, Unit 1175, Las Vegas, NV 89107.

Medical transcription is converting confidential patient information from various sources such as voice recordings or medical notes into electronic text documents by medical transcriptionists. Scription Work Solutions intends to purchase one of many transcription platforms available on the market such as Dragon Medical Software or eScription, which our medical transcriptionists will use for physicians in hospitals, clinics and diagnostic laboratories in the United States. Since inception, our operations have primarily consisted of the formation of our company, completion of our business plan, and the acquisition of funding. We have not commenced in purchasing transcription software as we have not yet raised the minimum funds necessary to commence operations. A market-ready transcription platform will not be available for 10-12 months after we have raised the necessary funds.

We will need to raise a minimum of $200,000 over the next twelve months through public or private debt or sale of equity to execute our business plan to become a revenue generating company. If we are unable to obtain the level of financing, our business may fail.

We are endeavoring to be a reporting company with the SEC as we believe doing so will provide us with greater opportunities to access and acquire the additional capital that we require for our growth and to further implement our business plan.  In addition, becoming a reporting issuer may provide us with more financing alternatives, due to the transparency provided by the public reporting requirements.

Since inception, our operations have consisted of incorporating our Company and formulating our business plan. The Company intends to begin substantive operations within 10-12 months after we obtain our necessary funding requirements. The initial plan of operations calls for the Company to begin marketing our transcription services to potential business clients. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to launch our Company and properly market our transcription services . We will design a full marketing strategy to gain brand awareness, and ultimately obtain a large medical transcription client base.

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Although our sole officer and director has only recently become interested in the medical transcription business, and does not have any professional training or technical credentials in the development and maintenance of such a company, he has experience running a business. We plan to purchase a medical transcription platform and hire qualified marketing and sales personnel staff if we are successful in raising capital. We do not have any verbal or written agreements regarding the retention of any qualified personnel to date.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely will be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, including professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $200,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer, family, friends and business acquaintances.

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We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months as we lack an operating history.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment. We currently have no commitments to raise the minimum funds necessary to become a revenue generating company over the next twelve months.

As of effectiveness of our registration statement of which this prospectus is a part, the Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934.

We will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC after the consummation of this Offering.  In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be unable to issue securities in the public markets through the use of a shelf registration statement if we are not in compliance with Section 404. Furthermore, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and share price and could limit our ability to report our financial results accurately and timely

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SUMMARY OF THIS OFFERING

The Issuer	Scription Work Solutions Inc, f/k/a Transtech Solutions Inc.

Securities being offered	Up to 20,000,000 shares of Common Stock

Offering Type	The selling shareholders will sell our shares at a fixed price of $0.01 per share.

Per Share Price	The selling stockholders may offer their shares through public or private transactions at a fixed price of $0.01 per share. We will pay all expenses of registering the securities, estimated at approximately $20,000 .

Termination of the Offering	The offering will conclude when all of the 20,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	50,100,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of 20,000,000 shares will be sold by existing shareholder

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Market for the Common Stock	There is currently no public market for the shares of our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA to allow our shares of common stock to be traded on the OTCBB, nor can there be any assurance that such an application for quotation will be approved if filed. FINRA operates the OTCBB. We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

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Summary Financial Information

The following audited financial information summarizes the more complete historical financial information at the end of this prospectus.

As of Dec 31, 2012 (Audited)
Balance Sheet
Total Assets	$40,048
Total Liabilities	$0
Stockholders’ Equity	$40,048
Period from July 12, 2011 (date of inception) to Dec 31, 2012 (Audited)
Income Statement
Revenue	$-
Total Operating Expenses	$10,052
Net Loss	$(10,052)

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RISK FACTORS

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions in implementing our business plan.  You are unable to determine whether we will ever become profitable, which increases your investment risk.

We were incorporated on July 12, 2011.  We have no operating history.  Our business plan is speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that, even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses.  If we make poor operational decisions in implementing our business plan, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

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Because we will need additional capital to implement our business plan and may not be able to obtain sufficient capital, we may be forced to limit the scope of our operations, and our revenues may be reduced.

In connection with implementing our business plans, we will experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments.  Our capital needs will depend on numerous factors, including the following:

We cannot assure you that we will be able to obtain capital in the future to meet our needs.  We have no sources of financing identified.  If we cannot obtain additional funding, we may be required to:

- limit our ability to implement our business plan;
- limit our marketing efforts; and
- decrease or eliminate capital expenditures.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.  Any future capital investments could dilute or otherwise adversely affect the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock.  Any additional financing may not be available to us, or if available, may not be on terms favorable to us.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion or cease our operations.

We will need to raise a minimum of $200,000 over the next twelve months through public or private debt or sale of equity to execute our business plan to become a revenue generating company.  Such financing may not be available as needed.  Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms.  If we are unable to obtain this financing on reasonable terms, we would be unable to hire the additional employees needed to execute our business plan and we would be forced to delay or scale back our plans for expansion.  This would delay our ability to get our operations to profitability and could force us to cease operations.  In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results or financial condition.

Moreover, in addition to monies needed to commence operations over the next twelve months, we anticipate requiring additional funds in order to execute any future plans for growth.  No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us.  There can be no assurance that we will be able to obtain financing if or when it is needed on terms we deem acceptable.

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Our lack of an established brand name and relative lack of resources could negatively impact our ability to effectively compete in the medical transcription industry, which could reduce the value of your investment.

We do not have an established brand name or reputation in the business of providing medical transcription services.  We also have a relative lack of resources to conduct our business operations.  Thus, we may have difficulty effectively competing with companies that have greater name recognition and financial resources than we do.  Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the market.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months as we lack an operating history.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to commence in business.  As such we may have to cease operations and you could lose your investment. If we do not commence our operations, secure financing, and related activities or if we do not secure funding to implement our business plan, we estimate current available financial resources will sustain our operations only through the next few months, and then only if continued funding by the management of the company.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our marketing to the existing business relationships of our CEO, Mr. Christopher Weinhaupl.  Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably.  If we cannot operate profitably, we may have to suspend or cease our operations.

We are dependent on our CEO, Mr. Christopher Weinhaupl, to guide our initial operations and implement our plan of operations.  If we lose such services we will have to change our business plan/direction or cease operations.

Our success will depend on the ability and resources of our CEO & President.  If we lose the services of our CEO, we will be forced to either change our business plan and direction or cease operations.  We have no written employment agreement with our CEO.  We have not obtained any key man life insurance relating to our CEO.  If we lose such services, we may not be able to hire and retain another CEO with comparable experience.  As a result, the loss of Mr. Christopher Weinhaupl’s services could reduce our revenues.  We have no written employment agreement or covenant not to compete with Mr. Christopher Weinhaupl.

Mr. Weinhaupl, the sole employee, officer and director, is committing a limited amount of time to the management of the company.

Mr. Weinhaupl’s involvement with his other businesses currently occupies most of his time and schedule. Certain tasks for Scription Work Solutions may not be completed in a timely fashion due to travel and other commitments. The Company has given consideration to conflicts of interest that may arise based on Mr. Weinhaupl’s commitment to his other businesses. However, as the owner, Mr. Weinhaupl is fortunate to have a very flexible work environment and schedule; thus we believe he can fulfill his responsibilities both during the week and on the weekend, allowing him prioritize his schedule to devote time as needed to the Scription Work Solutions.

Due to Mr. Weinhaupl’s current employment as Senior Network Support at Enterprise Contact Centers, he can currently devote approximately 20 hours per week to or operation. This employment may also impact his flexibility .

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Risks Relating To Our Common Stock

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange or quotation system.  Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, to create such listing or quotation, nor can there be any assurance that such an application would be approved if filed, or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

If our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

We anticipate that our common stock will be quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.”  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale.  As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market.  Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule.  In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

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Because we do not have an audit or compensation committee, shareholders will have to rely on the board of directors, which is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  These functions are performed by the board of directors as a whole.  The sole member of the board of directors is not independent.  Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our CEO Christopher Weinhaupl is responsible for our operations and SEC reporting.  The requirements of operating as a small public company are new to him.  This will require us to obtain outside assistance from legal, accounting, investor relations or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

We have less than 300 record holders following the completion of the offering, and pose the risk of being suspended.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of the effectiveness of our Registration Statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our Registration Statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our Registration Statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this Registration Statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both in excess of $10 million and a class of equity securities (other than exempted securities) held of record by either (i) 2,000 persons, or (ii) 500 persons who are not accredited investors. For these purposes, the “held of record” definition in Section 12(g)(g) does not include securities held by persons who received the securities pursuant to an employee compensation plan in transaction exempt from the registration requirements under Section 5 of the Securities Act of 1933, as amended (“Securities Act”). This means that your access to information regarding our business will be limited .

We are a shell company as defined in Securities Act Rule 405, and may not have available to us the Securities Act Rule 144 for purposes of meeting the safe harbor requirement.

The unavailability of Securities Act Rule 144 from the definition of underwriter, may negatively affect liquidity of our shares and on our ability to attract additional capital to implement our business plan or sustain operations. Therefore, negatively affecting our cash flow and business plan moving forward.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.”

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Forward Looking Statements.

Some of the statements in this Prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

Use of Proceeds

The selling stockholders are selling shares of common stock covered in the prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

Determination of Offering Price

The selling stockholders may offer their shares through public or private transactions at a fixed price of $0.01 per share. We determined the price of our public offering by arbitrarily adding a $0.009 per share premium to the last sale price of our common stock to investors. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of Scription Work Solutions Inc, f/k/a Transtech Solutions in making decisions with respect to the timing, manner and size of each sale.

The selling shareholders, who are underwriters, will sell our shares at a fixed price of $0.01 per share for the duration of the offering.”

Offering Price

The selling stockholders, who are underwriters, will sell their shares at the fixed price until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

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Manner of Sale

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Currently, we are a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended and Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

·     the issuer of the securities that was formerly a shell company has ceased to be a shell company;

·     the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

·     the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

·      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

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Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $20,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 20,000,000 shares of common stock offered for resale through this prospectus. The 20,000,000 shares that were previously issued were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

the number of shares owned by each prior to this offering;

the total number of shares that are to be offered for each;

the total number of shares that will be owned by each upon completion of the offering; and

the percentage owned by each upon completion of the offering.

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Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Domingo Mahusay Quinatagcan	2,200,000	2,200,000	Nil	Nil
John Michael Bornasal Esmeralda	2,200,000	2,200,000	Nil	Nil
John Paul Bornasal	2,200,000	2,200,000	Nil	Nil
Hernan de la Pena	2,200,000	2,200,000	Nil	Nil
Analy P. Mamburao	1,000,000	1,000,000	Nil	Nil
Normelito B. Alfante	2,200,000	2,200,000	Nil	Nil
Jose L. Mamburao Jr	1,000,000	1,000,000	Nil	Nil
Jacqueline P. Parreno	600,000	600,000	Nil	Nil
Sarah Carmona	600,000	600,000	Nil	Nil
Jonell P. Suganob	600,000	600,000	Nil	Nil
Junneri Canata Cangas	600,000	600,000	Nil	Nil
Cherry Mae P. Pauya	600,000	600,000	Nil	Nil
Leonel Canata Francisco	600,000	600,000	Nil	Nil
Norma Parreno	600,000	600,000	Nil	Nil
Czarina Mae Torres Justo	600,000	600,000	Nil	Nil
Michael Tuazon Oris	200,000	200,000	Nil	Nil
Elmar A. Pomoy	200,000	200,000	Nil	Nil
Jonell M. Dimafelix	100,000	100,000	Nil	Nil
Evangeline N. Carvajal	100,000	100,000	Nil	Nil
Richard O. Cinco	100,000	100,000	Nil	Nil
Roman M. Eleonor	100,000	100,000	Nil	Nil
Jesrel Dagaang Birad	100,000	100,000	Nil	Nil
Jericko M. Erodias	100,000	100,000	Nil	Nil
Dinah Parreno	100,000	100,000	Nil	Nil
Edelberto P. Genon Jr	100,000	100,000	Nil	Nil
Enric B. Alarca	100,000	100,000	Nil	Nil
Josephine P. Laroa	100,000	100,000	Nil	Nil
Mirafe Fiel Alferez	100,000	100,000	Nil	Nil
Kell B. Esguerra	100,000	100,000	Nil	Nil
Melvina P. Alib	100,000	100,000	Nil	Nil
Jose Jay N. Briton	100,000	100,000	Nil	Nil
Daryl Nhon N. Briton	100,000	100,000	Nil	Nil
Cherry Grace N. Briton	100,000	100,000	Nil	Nil
Arlene M. Morato	100,000	100,000	Nil	Nil
Ernesto Bejeno	100,000	100,000	Nil	Nil

Total	20,000,000	20,000,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 20,000,000 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.	has had a material relationship with us other than as a shareholder at any time within the past three years;

2.	has ever been one of our officers or directors;

3.	is a broker-dealer; or broker-dealer's affiliate.

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Description of Securities

General

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws as they relate to our capital structure.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

We have 75,000,000 authorized shares of common stock with $.001 par value.  As of December 31, 2012, there were 50,100,000 shares of our common stock issued and outstanding.  All shares are equal to each other with respect to liquidation and dividend rights.  Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.  Holders of our shares of common stock do not have cumulative voting rights.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders.  The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors.  The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors out of funds legally available.  We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.  Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.  Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.  There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.  There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

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Preferred Stock

We are not authorized to issue any shares of preferred stock.

Dividend Policy

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Share Purchase Warrants and Options

 We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our Company.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by Dean Law Corp.

The financial statements included in this prospectus and the registration statement have been audited by Kenne Ruan, CPA to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF SCRIPTION WORK SOLUTIONS INC F/K/A TRANSTECH SOLUTIONS, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

Description of Business:

Organization:

Scription Work Solutions Inc, f/k/a Transtech Solutions Inc. was incorporated to the laws of the State of Nevada on July 12, 2011. We are a development stage company that has limited operating history and has earned no revenues.

Since our inception, we have devoted our activities to developing our business plan, determining the market for our services, developing a marketing plan, as well as capital formation.  Our day-to-day operations consist of working on these to ensure effective, efficient and timely completion.

There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.

Business

Scription Work Solutions Inc, f/k/a Transtech Solutions Inc. is a Las Vegas-based business looking to provide services in the U.S. medical transcription marketplace. Scription Work Solutions Inc, f/k/a Transtech plans to provide medical transcription services to the Nevada medical community by offering our service through the use of digital equipment and careful proofing. The company intends to cater to the healthcare sector by providing timely, highly accurate medical transcriptions of dictated patient reports. Scription Work Solutions Inc, f/k/a Transtech aims to incorporate outsourcing operations overseas to take advantage of lower cost of labor, pending our sales effort. We believe this technology will allow an efficient way to manage transcription services on a web-based platform.

The main market sectors we aspire to penetrate are as follows:

•	Offices of physicians

•	Hospitals

•	Medical and diagnostic laboratories

We expect Scription Work Solutions Inc, f/k/a Transtech’s core service offerings to consist of medical record transcription services for the following:

•	Office visits

•	Surgery notes

•	Lab results

•	Admissions

•	Assessments

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Industry Overview

The Bureau of Labor Statistics reports that employment of medical transcriptionists is expected to grow 6 percent from 2010 to 2020. According to BLS, this growth rate is slower than average for all occupations. We anticipate the volume of healthcare services to continue to increase, resulting in a growing number of medical tests and procedures, all of which will require transcription. In our opinion , an aging population contributing to an increased number of healthcare visits, combined with a continued emphasis of accessible documentation, is anticipated to stimulate the need for medical transcriptionists. In other words, increasing numbers of medical transcriptionists will be needed to amend patients’ records, edit for grammar, and identify discrepancies in electronic records.

Contracting out transcription work overseas and advancements in speech recognition technology are not expected to significantly reduce the need for well-trained medical transcriptionists in the US. Outsourcing transcription work abroad—to countries such as India, Pakistan, Philippines, and the Caribbean—has grown more popular as transmitting confidential health information over the Internet has become more secure; however, we believe the demand for overseas transcription services is expected only to supplement the demand for well-trained domestic medical transcriptionists. Speech-recognition technology allows physicians and other health professionals to dictate medical reports to a computer that immediately creates an electronic document. In spite of the advances in this technology, the software has been slow to grasp and analyze the human voice and the English language, and the medical vernacular with all its diversity. As a result, we expect there will continue to be a need for skilled medical transcriptionists to identify and appropriately edit the inevitable errors created by speech recognition systems, and to create a final document.

While the tools used by medical transcriptionists have dramatically changed to digital devices, the fundamental nature of the practice has not. The BLS reports that in spite of advances in technology, there will continue to be a need for skilled medical transcriptionists.

Market Research

The medical transcription business is a growing industry that is struggling to fulfill the demand created by physicians. We predict the drive to increase the quality of transcription services will result in insurance companies increasing their demand for qualified medical transcriptionists. We believe this is a highly fragmented and competitive industry that will continue to grow over the years, as demand is typically driven by quality of service, timely delivery and competitive pricing.

There are two general categories of customers that regularly need medical transcription services. There are physicians and psychologists who practice alone. The practitioners have the need for transcriptionists because they are typically too small to warrant their own in-house employee. The second group consists of hospitals, clinics, and other doctors who have an in-house solution, who at times are in need of supplemental services. There service requests are sporadic in nature and often require express services.

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Market Needs

Scription Work Solutions Inc, f/k/a Transtech intends to provide its customers with a reliable, flexible, medically-trained transcription service. We believe the following benefits are important to our future customers:

  Medical Background: This is important due to the specialized language within the medical profession.
  Convenience: The ability to offer the service at the doctor's convenience is a significant advantage.
  Accuracy: Documents need to be accurate to guard against malpractice threats.

Market Trends

The market trend for industries that utilize transcription services is decreasing overhead through the outsourcing of non-essential activities. We believe that this market trend will result in an increased demand for providers of outsourced transcription solutions so that they can focus on their core business competencies.

Market Growth

As physician's practices are under increasing pressure to develop efficiencies (this pressure is primarily coming from the insurance companies which have significantly reduced their allowable reimbursement amounts), practices will be shedding non-essential employees and replacing them with outsourced service providers.

Competition

The competition takes two general forms:

1.	General transcription service- these are transcription services that offer medical services in addition to general service offerings. These firms typically have someone who had been trained in medical transcription, but does not do medical exclusively.

2.	Specialized medical transcription- there are a number of exclusive medical transcription service providers. The market is controlled by larger companies that have established their brand over the years. Many of the smaller companies that provide are being driven out of the industry due to the larger more reputable companies being able to provide cheaper and faster services.

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The buying patterns for medical transcriptionists are typically based on the type of relationship the physician or hospital has with the transcriptionist. If the physician does not have an in-house solution then they ideally will have a long-tem relationship with a service provider. If the physician or hospital has in-house transcriptionists, then their relationships with the transcriptionist services are based on the sporadic service calls, filling a need when their service provider is unable.

Scription Work Solutions’ Competitive Advantage

New technology such as voice recognition transcription software have been disruptive force in the medical transcription industry. Although voice technology has been shown to be accurate in medical transcription, we believe hospitals and medical clinics have been slow to adopt the new technology due to their preference for a live transcriptionist with whom they can interact.

Despite current industry changes, we believe there is opportunity for our company in this market. We believe we can occupy the space left in the industry where the small shops were pushed out with newer and more efficient transcription technology and methods available now. Although we do not believe we can compete with the volume of the larger players in the transcription industry, we assume a smaller shop like ours, utilizing the web, can provide competitive services with lower overhead. By adopting global outsourcing and providing our medical transcriptionists and clients a web-based platform to communicate, we believe we can provide time-efficient services at a competitive price.

Plan of Operations

Since inception, our operations have primarily consisted of the organization of our business and the development of our business plan. Our business plan includes a two-phase plan that details the purchase of a medical transcription platform. Currently we are still in Phase 1 of our plan which includes the following:

•        Formation of our Company

•        Completion of our business plan; and

•        The acquisition of additional funding

Phase 1 have been completed, with the exception of raising additional funding. To date, our CEO , Christopher Weinhaupl, has conducted all operations. As such, upon incorporating our Company, Mr. Weinhaupl was named as the Company’s sole officer and director. Operations and expenditures have included the incorporation of Scription Work Solutions Inc, f/k/a Transtech Solutions, Inc. under the laws of the State of Nevada, and the formation of an extensive business plan in which we have mapped out all of the initial services that we plan to offer to our clients. Phase 1 will culminate with the completion of this Offering, which will hopefully allow us to raise capital through public or private debt or sale of equity and see us through Phase 2. Phase 2 involves purchasing a medical transcription platform and we do not intend on entering Phase 2 until the Company raises additional funding either through public or private debt or sale of equity.

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Services

Scription Work Solutions Inc, f/k/a Transtech plans to provide medical transcription services for the medical community. We expec t to transcribe office visits, surgery notes, lab results, admissions, assessment, and discharge summaries. Our future customers may simply and efficiently use phone dictation or send voice files via the Internet.

Next Day Turnaround: Scription Work Solutions Inc, f/k/a Transtech plans to offer 24 hour turnaround time on all dictation received by 6:00pm Central Time. If this isn’t fast enough, we intend to also provide STAT transcription services with turnaround in less than 4 hours.

Physician Portal: We plan to use a portal where physicians can review and correct the transcribed report using standard Word functionality and any changes will be saved to the server and will be accessed or distributed to all users. The physician will sign the document with a single mouse click upon which the report will be electronically stamped and marked as final.

98% Accuracy: Physicians demand high quality medical transcription that is verifiable and accurate. All transcripts will be graded by proof-readers based on the American Association of Medical Transcription standards. Scription Work Solutions Inc, f/k/a Transtech plans to guarantee 98% accuracy or better or files are provided free.

24 Hour Data Access: Scription Work Solutions Inc, f/k/a Transtech plans to provide 24/7 access to data. The company’s servers will offer redundant power backups as well as complete backup Internet backbone to assure that data is always accessible.

Quality Assurance: Scription Work Solutions Inc, f/k/a Transtech projects to provide 4 to 6 months of training to all transcriptionists that join Transtech. Once training is complete, transcriptionists will be placed in a live environment where all their work is scrutinized for accuracy. Only after 2 to 3 years will transcriptionists be promoted to Assistant Quality Assurance positions in the Quality Assurance Department. We plan for all transcriptions to be guaranteed for 98% accuracy or better based on American Association of Medical Transcription Standards.

Easy File Transfers: Scription Work Solutions Inc, f/k/a Transtech’s interface will be architected with usability for the computer illiterate as well as the tech savvy user. A minimal interface will allow future clients to copy their dictations from their recorders and send it to Scription Work Solutions Inc, f/k/a Transtech’s servers with just 3 clicks of a mouse.

HIPAA Compliant: Scription Work Solutions’ medical transcription services will be fully compliant with Health Insurance Portability and Accountability Act of 1996 (HIPAA). HIPAA was a result of congressional healthcare reform proponents to reform healthcare. HIPAA legislation has four primary objectives.

  Assure health insurance portability by eliminating job-lock due to pre-existing medical condition
  Reduce healthcare fraud and abuse
  Enforce standards for health information
  Guarantee security and privacy of health information

Of the four primary objectives, the fourth objective has the most impact on medical transcription.

The rule requires that healthcare organization insurers and payors that have been using any electronic means of storing patient data and performing claims submission must comply with HIPAA legislation. Since medical transcription deals with electronic means of handling and storing patient data, our services will ensure the security and confidentiality of the patient’s Protected Health Information (PHI), and maintain an audit trail of all individuals who have had access to a PHI.

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Assuming we are able to successfully raise funding from public or private debt or sale of equity, we will begin the second part of our business plan. In order to initiate Phase 2 of our operations, we will have to raise enough money to purchase the medical transcription platform. While we are researching the medical transcription platform to purchase , we will begin initial preparations for the launch of our platform and website.

1. Platform purchase – We plan to purchase our medical transcription platform. The purchase of our platform and development of our website will entail the bulk of Phase 2. We plan to allocate $65,000 to purchase the medical transcription software. At this time we will also allocate $10,000 to purchase servers and hosting for our planned website and platform.

2. Hire additional staff – When our platform has been purchased, we will begin hiring additional staff to prepare for our launch. We plan to hire one full-time marketing representatives to begin work on a marketing plan for our launch. We will allocate $30,000 for the salary of the marketing representative, and up to $50,000 on marketing materials. We will use the marketing ideas of our President, Christopher Weinhaupl, as set forth in our “Marketing” section. However, we will look to our new employees to come up with new and innovative ways to promote our Company.

3. Beta testing – Once our platform is fully deployed, and our sales and marketing teams are in place, we will begin beta testing our website and transcription platform.

4. Acquisition of clients– When we are ready to offer our medical transcription services to the public, we intend to launch a marketing campaign ourselves in order to promote our services to potential clients. This will complete Phase 2 of our development.

In order to complete Phase 2 of our business plan, we will rely on the management skills of our President. He will have to work closely with our sales and marketing team to make sure that there is constant communication between each. The sales of our services will be directly related to the work that our marketing team is providing. In the months that follow our launch, the work of our website developers will be critical as well. We hope to be in a phase of rapid growth, and our staff will be working hard to provide constant updates to our site, and fix any bugs that may occur. Our President will have to work hard to keep all components of our business on track.

With our currently available capital resources, we will be able to conduct phase one of our planned operations, which includes the formation of our company and the completion of our business plan. We will need to raise additional capital in order to commence phase two of our planned operations, which is to purchase the transcription platform and begin our sales and marketing efforts. Using currently available capital resources, the minimum period of time that we will be able to conduct our planned operations is approximately the next few months, and then only if continued funding by the management of the company.

Description	Time period	Estimated maximum expenses
Working Capital	10-12 months	$10,000
Website Hosting and Servers	10-12 months	$10,000
Platform Purchase	10-12 months	$65,000
Marketing Representatives	10-12 months	$30,000
Marketing Materials	10-12 months	$50,000
Admin / Professional Fees	10-12 months	$15,000
Public Offering and Registration Fees	10-12 months	$15,000
Total		$200,000

Management

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Christopher Weinhaupl, 43, has numerous years of experience as an entrepreneur. Mr. Weinhaupl’s active roles are contributing to the Technology and Business Development of new market technologies. Mr. Weinhaupl has forged and built a number of startup firms in diverse industries from services to product sales. Mr. Weinhaupl looks for opportunities where Technology is a major disruptive factor in a mature market segment.

Since 2010, Christopher Weinhaupl has held ownership and founder of Canadapack a North American cross boarder Logistics Company. From 2001 to present, Mr. Weinhaupl has been a Senior Partner at “mypharmacard”, a payment processor solution for web based Pharma companies. From 2005 to present, Mr. Weinhaupl has held a position as Senior Network Support at Enterprise Contact Centers, providing technology support for North American businesses.

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COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Name	Age	Position
Mr. Christopher Weinhaupl	43	CEO, President & Director

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

• for any breach of the director’s duty of loyalty to the Company or its stockholders;

• for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

• under Nevada General Corporation Law for the unlawful payment of dividends; or

• for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Employees

As of the date of this filing, the Company has no full time employees other than our sole officer and director, Mr. Weinhaupl. We currently rely of Mr. Weinhaupl to manage all aspects of our business. We plan to use both in-house and freelance medical transcriptionists, who are trained and licensed, to perform the transcription work on our platform and servers.

Name	Department	Function	Salary	Contractors
ChristopherWeinhaupl	Admin	Business Development / Information Technology	None	N/A

Employees and Consultants

As of the date of this filing, the Company has no full time employees other than our sole officer and director, Mr. Weinhaupl. We currently rely on Mr. Weinhaupl, to manage all aspects of our business. Mr. Weinhaupl has committed to devote up to 30 hours per week to our Company. We plan to use third-party developers to assist in the production of our proposed website. We intend to add staff as the Company grows. Any such additions will be made at the judgment of management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

29

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
ChristopherWeinhaupl	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Christopher Weinhaupl, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Christopher Weinhaupl, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Weinhaupl collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Weinhaupl unless the communication is clearly frivolous.

30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at October 31, 2013, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of October 31, 2013, we had 50,100,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	ChristopherWeinhaupl 47 Sundown Green SE Calgary, AB	30,100,000	60%

	Total	50,100,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 26, 2011, the Company issued 10,000,000 shares of common stock at a price of $0.001 per share for a value of $10,000 to Christopher Weinhaupl, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

On September 4, 2012, the Company issued 20,100,000 shares of common stock at a price of $0.001 per share for a value of $20,100 to Christopher Weinhaupl, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

As a result, Mr. Weinhaupl owns 60% of the issued and outstanding common shares of the Company.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A) any of our director(s) or executive officer(s);

(B) any nominee for election as one of our directors;

(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

32

SCRIPTION WORK SOLUTIONS INC.

(f/k/a: TRANSTECH SOLUTIONS INC.)

(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012

Report of Independent Registered Public Accounting Firm	34

Balance Sheet as of December 31, 2012	35

Statement of Operations as of December 31, 2012	36

33

Report of Independent Registered Public Accounting Firm

 To the Board of Directors and Stockholders

Scription Work Solutions Inc.

(f/k/a: Transtech Solutions Inc.)

(A Development Stage Company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Scription Work Solutions Inc

(fka: Transtech Solutions Inc)

(A Development Stage Company)

We have audited the accompanying balance sheets of Scription Work Solutions Inc (fka: Transtech Solutions Inc. ) (A development stage company) as of December 31, 2012 and 2011, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2012, the period from July 12, 2011(date of inception) to December 31, 2011, and the period from July 12, 2011 (date of inception) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Scription Work Solutions Inc (fka: Transtech Solutions Inc.) as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012, the period from July 12, 2011(date of inception) to December 31, 2011, and the period from July 12, 2011 (date of inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.
Woodbridge, Connecticut February 8, 2013, except for the Company name change which is as of June 5, 2013

34

SCRIPTION WORK SOLUTIONS INC.

(f/k/a: TRANSTECH SOLUTIONS INC.)

(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012

(AUDITED)

BALANCE SHEETS
		Dec-31	Dec-31
		2012	2011
Asset		(audited)	(audited)
Current Assets
	Cash	40,048	0
Total Asset		40,048	0

	Accounts Payable

Shareholder's Equity
	Common Stock, $0.001 par value, 75,000,000 shares authorized;
	50,100,000 shares issued and outstanding	50,100	10,000
	Additional paid-in-capital	0	0
	Deficit accumulated during the development stage	(10,052)	(10,000)

Total Stockholder's Equity		40,048	0
Total liabilities and stockholder's equity		40,048	0

35

SCRIPTION WORK SOLUTIONS INC.

(f/k/a: TRANSTECH SOLUTIONS INC.)

(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012

(AUDITED)

STATEMENT OF OPERATIONS

			For the Period From	For the Period From
			July 12, 2011 (inception)	July 12, 2011 (inception)
		December 31, 2012	to December 31, 2011	to December 31, 2012
Expenses		(audited)	(audited)
	General and Administration	61	5	66
	Incorporations Fees	0	124	124
	Professional Fees	0	9,871	9,871
	Net (loss) from Operation before Taxes	-61	-10,000	-10,061

Other Income		9	0	9
Provision for Income Taxes		0	0	0
Net (loss)		-52	-10,000	-10,052

Basic and Diluted Loss per Common Share	0	0
Weighted Outstanding Shares	50,100,000	50,100,000

See Notes to Financial Statements

36

 SCRIPTION WORK SOLUTIONS INC.

(f/k/a: TRANSTECH SOLUTIONS INC.)

(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012

(AUDITED)

STATEMENT OF CASH FLOWS

			For the Period From	For the Period From
			July 12, 2011 (inception)	July 12, 2011 (inception)
		December 31, 2012	to December 31, 2011	to December 31, 2012
		(audited)	(audited)
Operating Activities
	Net (loss)	-52	-10,000	-10,052
Net cash (used) for operating activities		-52	-10,000	-10,052

Financing Activities
	Loans from Director	0	0	0
	Sale of common stock	40,100	10,000	50,100
	Net cash provided by financing activities	40,100	10,000	50,100

Net increase (decrease) in cash and equivalents		40,048	0	-52
Cash and equivalents at beginning of the period		0	0	40,100
Cash and equivalents at end of the period		40,048	0	40,048

Supplemental cash flow information		0	0	0
Cash paid for:		0	0	0
Interest		0	0	0
Taxes		0	0	0

Non-Cash Activities		0	0	0

37

SCRIPTION WORK SOLUTIONS INC.

(f/k/a: TRANSTECH SOLUTIONS INC.)

(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012

(AUDITED)

STATEMENT OF SHAREHOLDER EQUITY
From the Period From Inception
(July 12, 2011) to December 31, 2012				(Deficit)
	Common	Stock	Additional Paid in	Accumulated During
Description	Shares	Amount	Capital	the Development Stage	Totals

Balance as of July 12, 2011	0	$	$	$	$

Common stock issued for cash ($0.001/share)	10,000,000	10,000	0	0	10,000
Net (loss) for the period	0	0	0	(10,000)	-10,000
Balance as of December 31, 2011	10,000,000	10,000	0	(10,000)	0

Common stock issued for cash ($0.001/share)	40,100,000	40,100	0	0	40,100
Net (loss) for the period	0	0	0	-52	-52
Balance as of December 31, 2012	50,100,000	50,100	0	(10,052)	40,048

38

Scription Work Solutions Inc.

(f/k/a: Transtech Solutions Inc.)

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012

(Audited)

1. ORGANIZATION AND BUSINESS OPERATIONS

Scription Work Solutions Inc. (“the Company”) (f/k/a: Transtech Solutions Inc.) was incorporated under the laws of the State of Nevada, U.S. on July 12, 2011.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  As of December 31, 2012 the Company has $40,048.09 in cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period.  Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method.  The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share.  Basic earnings per common share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

j) Fiscal Periods

The Company's fiscal year end is December 31.

k) Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-06 and believes that none of them will have a material effect on the company’s financial statements.

39

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

During the period between January 2012 and December 2012, the Company issued 20,100,000 shares of common stock at a price of $0.001 per share for a value of $20,100 to Christopher Weinhaupl, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

During the period between January 2012 and December 2012, Company issued 20,000,000 shares of common stock under the private placements agreement to various investors at $0.001 per share. Company received a total of $20,000 net of offering proceeds.

There were no further issuances of stock as at December 31, 2012.

4. RELATED PARTY TRANSACTIONS

Mr. Christopher Weinhaupl has not advanced funds to the Company to pay any costs incurred by it. These funds are unsecured, non-interest bearing and due on demand.  The balance due Mr. Christopher Weinhaupl was $0 as on December 31, 2012.

5. INCOME TAXES

For the year  ended  December 31,  2012 and from January 2012 to December 31, 2012,  the  Company  incurred  net operating  losses  and,  accordingly,  no  provision  for income  taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At December 31, 2012, the Company had approximately $52 of federal and state net operating losses.

5. SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated the subsequent events through the date of December 31, 2012 the date the financial statements were issued, and there are no subsequent events to disclose.

40

  SCRIPTION WORK SOLUTIONS INC.

(f/k/a: TRANSTECH SOLUTIONS INC.)

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF JUNE 30, 2013

BALANCE SHEET
	As of June 30, 2013	As of December 31, 2012

		(unaudited)	Audited

Asset
Current Assets
	Cash	33,880	40,048
Total Asset		33,880	40,048

Liabilities and Stockholders' Equity

Current Liabilities
	Accounts Payable

Long Term Liabilities		0	0
Total Liabilities		0	0

Shareholder's Equity
	Common Stock, $0.001 par value, 75,000,000 shares authorized;
	50,100,000 shares issued and outstanding	50,100	50,100
	Additional paid-in-capital
	Deficit Accumulated During Development Stage (Deficit)	(16,220)	(10,052)

Total Stockholder’s Equity		33,880	40,048
Total liabilities and stockholder’s equity		33,880	40,048
See Notes to Financial Statements

41

SCRIPTION WORK SOLUTIONS INC. (f/k/a: TRANSTECH SOLUTIONS INC.) (A DEVELOPMENT STAGE COMPANY) FINANCIAL STATEMENTS AS OF JUNE 30, 2013

STATEMENT OF OPERATIONS

		For the Three	For the Three	For the Six	For the Six	July 12, 2011
		Months ended	Months ended	Months Ended	Months ended	(Inception) to
		June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013
Expenses
	General and Administration	0	0	(7)	0	66
	Incorporation Fees	0	0	0	0	124
	Professional Fees	875	0	6,175	0	16,046
	Bank Charges and Interest	(3)	0	0	0	(6)
	Other Income	0	0	0	0	(9)
Net (loss) from Operation before Taxes		(872)	0	(6,168)	0	(16,230)
Net (loss)		(872)	0	(6,168)	0	(16,221)

Basic and Diluted Loss per Common Share		0	0		0	0
Weighted Outstanding Shares		50,100,000	50,100,000	50,100,000	50,100,000

42

SCRIPTION WORK SOLUTIONS INC.

(f/k/a: TRANSTECH SOLUTIONS INC.)

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF JUNE 30, 2013

STATEMENT OF CASH FLOWS

		For the Six	For the Six	July 12, 2011
		Months ended	Months ended	(Inception) to
		June 30, 2013	June 30, 2012	June 30, 2013

Operating Activities
	Net (loss)	(6,168)	-	(16,220)
Net cash (used) for operating activities		(6,168)	-	(16,220)

Financing Activities
	Loans from Director	0	-	0
	Sale of common stock	0	-	50,100
	Net cash provided by financing activities	0	-	50,100

Net increase (decrease) in cash and equivalents		(6,168)	-	33,880
Cash and equivalents at beginning of the period		40,048	-	0
Cash and equivalents at end of the period		33,880	-	33,880

Supplemental cash flow information		0		0
Cash paid for:		0	0	0
Interest		0	0	0
Taxes		0	0	0
Non-Cash Activities		0	0	0

43

SCRIPTION WORK SOLUTIONS INC.

(f/k/a: TRANSTECH SOLUTIONS INC.)

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF JUNE 30, 2013

1. ORGANIZATION AND BUSINESS OPERATIONS

Scription Work Inc. (“the Company”) (f/k/a: Transtech Solutions Inc.) was incorporated under the laws of the State of Nevada, U.S. on July 12, 2011.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  As of March 31, 2013 the Company has $34,751.45 in cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period.  Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method.  The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share.  Basic earnings per common share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

j) Fiscal Periods

The Company's fiscal year end is December 31.

k) Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-06 and believes that none of them will have a material effect on the company’s financial statements.

44

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

During the period between January 2012 and December 2012, the Company issued 20,100,000 shares of common stock at a price of $0.001 per share for a value of $20,100 to Christopher Weinhaupl, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

During the period between January 2012 and December 2012, Company issued 20,000,000 shares of common stock under the private placements agreement to various investors at $0.01 per share. Company received a total of $20,000 net of offering proceeds.

There were no further issuances of stock as at December 31, 2012.

4. RELATED PARTY TRANSACTIONS

Mr. Christopher Weinhaupl has not advanced funds to the Company to pay any costs incurred by it. These funds are unsecured, non-interest bearing and due on demand.  The balance due Mr. Christopher Weinhaupl was $0 as on March 31, 2013.

5. INCOME TAXES

For the quarter ended  March 31, 2013,  the  Company  incurred  net operating  losses  and,  accordingly,  no  provision  for income  taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At March 31, 2013, the Company had approximately $15,349 of federal and state net operating losses.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated the subsequent events through the date of June 30, 2013 the date the financial statements were issued, and there are no subsequent events to disclose.

45

 20,000,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this Prospectus.  Items marked with an asterisk (*) represent estimated expenses.  We have agreed to pay all the costs and expenses of this offering.  Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	$27.28
Accounting Fees and Expenses*	$15,000
Printing, Edgar, Postage, Transfer Agent & Misc.*	$4,972.72

Total*	$20,000

* Estimated Figures

Indemnification of Directors and Officers

Our sole officer and Director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

46

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. The Company’s obligations of indemnification, if any, shall be conditioned on the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim.  The Company may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

Exhibits

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Scription Work Solutions, Inc.
3.2	Bylaws of Scription Work Solutions, Inc.
4.1	Form of Subscription Agreement
5.1	Opinion of Dean Law Corp, re: the legality of the shares being registered
23.1	Auditor Consent
23.2	Consent of Dean Law Corp (included in Exhibit 5.1)

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

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Undertakings:

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on October 31, 2013 .

SCRIPTION WORK SOLUTIONS Inc., formerly known as TRANSTECH SOLUTIONS Inc.

By: /s/ Christopher Weinhaupl
Christopher Weinhaupl
President, Chief Executive Officer,
Secretary, Treasurer, Principal
Accounting Officer, Chief
Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Christopher Weinhaupl Christopher Weinhaupl	President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Principal Financial Officer and Director	October 31, 2013